Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Rise Gold Corp.

Vancouver, Canada

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-220338, 333-225267, 333-229284, 333-230927, 333-234388, 333-251896, 333-263964, 333-271702 and 333-280712) of Rise Gold Corp. of our report dated October 29, 2024, relating to the consolidated financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ Davidson and Company LLP

Vancouver, Canada

October 29, 2024